UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 22, 2026

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

IRS Employer Identification No. 27-0348508

Nevada
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

174 E. Neider Ave., Suite 222
Coeur d’Alene, ID 83815
(Address of principal executive offices and Zip Code)

(208) 644-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRGZ	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On September 22, 2026 Star Gold Corp., a Nevada corporation (“Star Gold” or the “Company”) issued a press release (the “Press Release”) announcing the issuance of an updated Preliminary Economic Assessment (the “PEA”) for the Longstreet Gold-Silver Project in Nevada.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 8.01 Other Events

A summary of the PEA is filed herewith as Exhibit 99.2. The entire PEA can be viewed on the Company’s website at www.stargold.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press Release
99.2	Technical Report Summary
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of September, 2026.

STAR GOLD CORP.

BY:	/s/ Lindsay E. Gorrill
Lindsay E. Gorrill, Chief Executive Officer